Exhibit 99.1

March 29, 2021

Code Chain New Continent Limited

No 119 South Zhaojuesi Road

2nd Floor, Room 1
Chenghua District, Chengdu, Sichuan, China 610047

Board of Directors,

Please accept my resignation as a director, a member of the Nominating and Corporate Governance Committee and the Compensation Committee, and the chairwoman of the Audit Committee of Code Chain New Continent Limited, effective from March 29, 2021.

I appreciate the opportunities from growth and development the company have provided during my tenure.

Please let know how I can be of help during the transition period. I wish the company the very best going forward.

Sincerely,

/s/ Yajing Li
Yajing Li